Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 2, 2023	Brandon J. Haspett Investor Relations 716-857-7697	Timothy J. Silverstein Treasurer 716-857-6987

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS AND ANNOUNCES PRELIMINARY GUIDANCE FOR FISCAL 2024

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2023 fiscal year and for the nine months ended June 30, 2023.

FISCAL 2023 THIRD QUARTER SUMMARY
•GAAP net income of $92.6 million, or $1.00 per share, compared to GAAP net income of $108.2 million, or $1.17 per share, in the prior year.
•Adjusted operating results of $93.4 million, or $1.01 per share, compared to $141.9 million, or $1.54 per share, in the prior year (see non-GAAP reconciliation on page 2).
•E&P segment net Appalachian natural gas production of 94.7 Bcfe, an increase of 5.9 Bcfe, or 7%, compared to the prior year, and a 2% increase when compared to fiscal 2023 second quarter.
•Successfully closed on the purchase of three separate upstream assets that total approximately 36,000 net acres with flowing net production of approximately 16 million cubic feet per day in the E&P segment’s Eastern Development Area, for total consideration of $138.9 million.
•The Pennsylvania Public Utility Commission approved a joint settlement in the Utility segment’s Pennsylvania rate case proceeding that, effective August 1, 2023, will increase annual base rate delivery revenues by $23 million and, among other stipulations, includes a newly implemented weather normalization adjustment mechanism.
•The Company is narrowing its fiscal 2023 earnings guidance to a range of $5.15 to $5.25 per share, excluding items impacting comparability, and initiating its fiscal 2024 earnings guidance with a range of $5.50 to $6.00 per share, an increase of 11% from fiscal 2023, at the midpoint (see Guidance Summary on page 8).

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel achieved strong operational results in the third quarter, but lower natural gas price realizations at Seneca and higher operating expenses across our regulated operations weighed on our financial results. Looking ahead to fiscal 2024, we expect significant earnings growth, driven by our integrated development program coupled with improved earnings at our rate-regulated businesses as a result of rate case outcomes.

“Longer-term, our continued investment in the modernization of our rate-regulated infrastructure, along with a disciplined approach to Seneca’s development program and an improved long-term outlook for natural gas prices, positions the Company well to deliver shareholder value through future earnings growth and increasing free cash flow generation.”

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RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2023	2022	2023	2022
Reported GAAP Earnings	$92,620	$108,158	$403,189	$407,879
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	1,430	—	3,702	—
Tax impact of unrealized (gain) loss on derivative asset	(392)	—	(1,015)	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(355)	3,434	(1,632)	10,093
Tax impact of unrealized (gain) loss on other investments	74	(721)	343	(2,120)
Items impacting comparability from West Coast asset sale (E&P) (1)	—	41,589	—	41,589
Tax impact of items impacting comparability from West Coast asset sale (1)	—	(10,533)	—	(10,533)
Reduction of other post-retirement regulatory liability (Utility)	—	—	—	(18,533)
Tax impact of reduction of other post-retirement regulatory liability	—	—	—	3,892
Adjusted Operating Results	$93,377	$141,927	$404,587	$432,267

Reported GAAP Earnings Per Share	$1.00	$1.17	$4.37	$4.43
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.01	—	0.03	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	0.03	(0.01)	0.08
Items impacting comparability from West Coast asset sale, net of tax (E&P) (1)	—	0.34	—	0.34
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	—	(0.16)
Rounding	—	—	(0.01)	—
Adjusted Operating Results Per Share	$1.01	$1.54	$4.38	$4.69

(1) Refer to non-GAAP reconciliation on page 24 for a separate breakout of items impacting comparability from the West Coast asset sale.

DISCUSSION OF GUIDANCE UPDATE

National Fuel is revising its fiscal 2023 earnings guidance range and is now projecting that earnings, excluding items impacting comparability, will be within the range of $5.15 to $5.25 per share. This updated range reflects the results of the third quarter, along with updated assumptions for the balance of the year, as detailed on page 8.

The Exploration and Production segment’s fiscal 2023 net production is now expected to be in the range of 370 to 380 Bcfe, which reflects the impacts of over 5 Bcfe of price-related curtailments and volumes shut-in due to the operational impacts of low in-basin pricing and third-party pipeline system constraints during the third quarter. This guidance range does not incorporate any additional price-related curtailments over the remainder of the fiscal year. Seneca currently has firm sales contracts in place for approximately 95% of its projected remaining fiscal 2023 natural gas production, significantly limiting its exposure to in-basin markets. Approximately 80% of expected remaining production is either matched by a financial hedge or was entered into at a fixed price.

The Company is also initiating preliminary guidance for fiscal 2024 with earnings projected to be within a range of $5.50 to $6.00 per share, or $5.75 per share at the midpoint of the range, an increase of 11% from the midpoint of the revised fiscal 2023 guidance range. Drivers of the expected increase in earnings include anticipated higher natural gas price realizations, further growth in natural gas production and the associated impact on Gathering segment revenues, and substantial growth in earnings from the regulated segments expected as a result of anticipated base rate increases.

Seneca’s fiscal 2024 net production forecast is increasing to an expected range of 390 to 410 Bcfe, an increase of 7% versus fiscal 2023 at the midpoint of the guidance range. In addition, the Company is assuming NYMEX natural gas prices of $3.25 per MMBtu for the year, which will drive expected natural gas price realizations after hedging to increase by approximately $0.10 per Mcf from its estimated fiscal 2023 realizations. Overall, Seneca has firm sales contracts in place for approximately 88% of its expected fiscal 2024 natural gas production, significantly limiting its exposure to in-basin markets. Approximately 67% of expected production is supported by financial hedges or fixed price contracts, limiting exposure to potential swings in natural gas prices in fiscal 2024.

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The Company’s consolidated capital expenditures in fiscal 2024 are expected to be in a range of $865 million to $975 million, which at the midpoint, is generally in line with its fiscal 2023 guidance.
Capital expenditures in the Company’s rate-regulated Pipeline and Storage and Utility segments are expected to be in the range of $250 million to $290 million for fiscal 2024, an increase of $25 million from fiscal 2023 at the midpoint. Most of this spending will be focused on ongoing infrastructure modernization programs that are geared toward enhancing the safety, reliability, and resiliency of the Company's critical infrastructure, as well as contributing to the ongoing reduction in the Company’s emissions profile. The ability to ramp up growth investments in these businesses provides for the ability to generate stable, predictable, value-accretive returns, and is an efficient means of deploying excess free cash flow generated across the Company to the long-term benefit of shareholders.

In the Exploration and Production segment, Seneca’s activity is expected to further moderate as it continues a planned transition that targets a maintenance-to-low single-digit, long-term production growth profile. Capital spending for fiscal 2024 is expected to be in the range of $525 million to $575 million, a decrease of 7% from fiscal 2023 at the midpoint. In addition to moderating long-term capital spending levels, Seneca is shifting the vast majority of its development activity to its highly prolific Eastern Development Area where, as a result of acquisitions over the past three years, it has a significant inventory of well locations that generate superior returns. As part of this transition, costs related to water management will lead to modestly higher capital spending on a per foot basis as the transition is fully executed. Further, Seneca plans to spend more than $35 million of one-time costs in fiscal 2024 related to this transition as it bolsters its seismic inventory, expands its produced water infrastructure, and increases its leasehold position in Lycoming County. In addition, the Gathering segment will continue its multi-year build out of key infrastructure in the Tioga County region and as a result, expects spending to be in the range of $90 million to $110 million, which is generally consistent with the current fiscal year.

Additional details on the Company’s updated forecast assumptions and business segment guidance for fiscal 2023 and fiscal 2024 are outlined in the table on page 8.

DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended June 30, 2023 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the nine months ended June 30, 2023 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	June 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$43,329	$56,497	$(13,168)
Unrealized (gain) loss on derivative asset, net of tax	1,038	—	1,038
Gain on sale of West Coast assets, net of tax	—	(9,511)	9,511
Loss from discontinuance of crude oil cash flow hedges, net of tax	—	33,329	(33,329)
Transaction and severance costs related to West Coast asset sale, net of tax	—	7,238	(7,238)
Adjusted Operating Results	$44,367	$87,553	$(43,186)

Adjusted EBITDA	$134,236	$184,622	$(50,386)

Seneca’s third quarter GAAP earnings decreased $13.2 million versus the prior year. Last year’s third quarter earnings included several one-time items impacting comparability shown in the table above related to the divestiture of Seneca’s
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California assets in June 2022 that did not recur this year. Earnings were also impacted by an unrealized loss of $1.4 million ($1.0 million after-tax) recognized during the current-year third quarter from a reduction in the implied fair value of an asset related to the contingent consideration in connection with this divestiture. Excluding these items, Seneca’s earnings decreased $43.2 million. Higher natural gas production was more than offset by lower Appalachian realized natural gas prices and the loss of earnings related to the divestiture of Seneca’s crude oil production in California.

Seneca produced 94.8 Bcfe during the third quarter, an increase of 2.3 Bcfe, or 3%, from the prior year. Despite the combined impact of approximately 5 Bcfe of price-related curtailments and other volumes shut-in due to the operational impacts of low in-basin pricing and third-party pipeline system constraints, production in Appalachia increased 5.9 Bcfe, or 7%. This increase was partially offset by a 3.5 Bcfe decrease in production related to the aforementioned California sale.

Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $2.27 per Mcf, a decrease of $0.60 per Mcf from the prior year. Lower natural gas prices, before the impact of hedging, were partially offset by an increase in the weighted average hedge price compared to the prior-year third quarter.

On an absolute basis, lease operating and transportation expense (“LOE”) decreased $17.7 million primarily due to the California sale, slightly offset by increases in LOE from higher well repair costs in Appalachia. LOE expense includes $54.3 million in intercompany expense for gathering and compression services used to connect Seneca’s production to sales points along interstate pipelines. On a per unit basis, LOE was $0.65 per Mcfe, a decrease of $0.21 per Mcfe from the prior year.

The decrease in Seneca’s other operating expense of $6.5 million was primarily due to the prior-year third quarter, non-recurring accrual of plugging and abandonment expenses related to certain formerly owned offshore Gulf of Mexico wells that were sold in prior years, as well as the sale of Seneca’s California assets. Other taxes decreased $4.8 million largely attributable to both the impact of the sale of Seneca's California assets as well as lower Impact Fees in Pennsylvania due to the decrease in NYMEX natural gas prices.

Depreciation, depletion and amortization (“DD&A”) expense increased $5.4 million due to higher natural gas production and a higher per unit DD&A rate, which was driven by an increase in capitalized costs in Seneca’s full cost pool. DD&A expense was $0.64 per Mcfe, an increase of $0.04 per Mcfe from the prior year.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$23,813	$26,599	$(2,786)

Adjusted EBITDA	$57,636	$62,565	$(4,929)

The Pipeline and Storage segment’s third quarter GAAP earnings decreased $2.8 million versus the prior year primarily due to lower operating revenues and higher operation and maintenance (“O&M”) expense, partially offset by an increase in other income. The decrease in operating revenues of $3.2 million was primarily attributable to contract expirations, partially offset by an increase in new short-term contracts. O&M expense increased $1.6 million primarily due to higher pipeline integrity and personnel costs. The increase in other income of $1.7 million was primarily attributable to a higher weighted average interest rate on intercompany short-term notes receivables.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	June 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$24,135	$24,658	$(523)

Adjusted EBITDA	$46,032	$46,151	$(119)

The Gathering segment’s third quarter GAAP earnings decreased $0.5 million versus the prior year primarily due to higher O&M expense and higher income tax expense, both of which were almost entirely offset by higher operating revenues. Operating revenues increased $3.0 million, or 5%, which was the result of an 8.9 Bcf increase in gathered volumes due to an increase in natural gas production from both Seneca and non-affiliated parties. The increase in O&M expense of $3.1 million was due to an increase in compressor station preventative maintenance activity and higher compression leasing expenses, as well as increases in personnel expenses and costs for materials. The increase in material costs primarily reflects a higher amount of materials being purchased as a result of the increase in gathered volume, and to a lesser extent, rising costs from inflation. The increase in income tax expense was primarily driven by a higher effective state income tax rate.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$37	$4,622	$(4,585)

Adjusted EBITDA	$20,912	$27,042	$(6,130)

The Utility segment’s third quarter GAAP earnings decreased $4.6 million versus the prior year primarily due to lower customer margins (operating revenues less purchased gas sold), as well as increases in O&M and interest expense, partially offset by a decrease in non-service pension and OPEB costs and higher other income.

The decline in customer margin of $2.9 million was due primarily to a $2.6 million reduction in base rates in New York as a result of a rate proceeding that became effective October 1, 2022 which temporarily reduced the Utility’s recovery of pension and other post-employment benefit (“OPEB”) expenses to zero. In addition to lowering rates, the proceeding mandated a corresponding decrease in pension and OPEB expense, most of which had been previously recorded in “below the line” non-service pension and OPEB costs. This decrease was partially offset by higher revenues from the Company’s system modernization and improvement tracking mechanisms in its New York service territory.

O&M expense increased by $3.7 million due primarily to higher personnel costs and an increase in legal and consulting expenses. An increase in the cost of materials and transportation expenses, primarily as a result of rising costs from inflation, also contributed to higher O&M expense for the quarter. Interest expense increased $2.4 million due primarily to a higher weighted average interest rate on intercompany short-term borrowings. The increase in other income of $1.3 million was primarily attributable to interest earned on deferred gas costs.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated combined earnings of $1.3 million in the current quarter, which was a $5.5 million increase over the combined net loss of $4.2 million in the prior-year third quarter. The increase in earnings was primarily driven by unrealized gains on investment securities recognized in the current
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quarter compared to unrealized losses on investment securities recognized in the prior-year third quarter. Also contributing to the increase were changes in cash surrender value of life insurance policies, which increased in value $1.1 million during the current quarter compared to a decrease in value of less than $0.1 million during the prior-year third quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, August 3, 2023, at 10 a.m. Eastern Time to discuss this announcement. To pre-register for this call (recommended), please visit https://conferencingportals.com/event/ygNxHFJo. After registering, you will receive your access details via email. To join by telephone on the day of the call, dial U.S. toll free 1-888–330–2513 and provide Conference ID 47961. The teleconference will be simultaneously webcast online and can be accessed on the NFG Investor Relations website at investor.nationalfuelgas.com. An audio replay of the teleconference call will be available until Thursday, August 10, 2023. To access the telephone replay, dial U.S. toll free 1-800-770-2030 and provide Conference ID 47961.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company’s ability to complete planned strategic transactions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate
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change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2023 and initiating guidance for fiscal 2024. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2023 and fiscal 2024 are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the nine months ended June 30, 2023, including: (1) after-tax unrealized losses on a derivative asset, which reduced earnings by $0.03 per share; and (2) after-tax unrealized gains on other investments, which increased earnings by $0.01 per share. While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the three months ending September 30, 2023, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2023 Guidance	Preliminary FY 2024 Guidance
Adjusted Consolidated Earnings per Share, excluding items impacting comparability	$5.15 to $5.25	$5.50 to $6.00
Consolidated Effective Tax Rate	~ 25.5%	~ 25.5 - 26%

Capital Expenditures (Millions)*
Exploration and Production	$575 - $600	$525 - $575
Pipeline and Storage	$110 - $130	$120 - $140
Gathering	$95 - $105	$90 - $110
Utility	$125 - $135	$130 - $150
Consolidated Capital Expenditures	$905 - $970	$865 - $975

Exploration & Production Segment Guidance**

Commodity Price Assumptions
NYMEX natural gas price	$2.60 /MMBtu	$3.25 /MMBtu
Appalachian basin spot price	$1.60 /MMBtu	$2.45 /MMBtu

Production (Bcfe)	370 to 380	390 to 410

E&P Operating Costs ($/Mcfe)
LOE	$0.67 - $0.68	$0.69 - $0.71
G&A	~$0.18	$0.17 - $0.19
DD&A	$0.62 - $0.64	$0.66 - $0.70

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$225 - $235	$240 - $260
Pipeline and Storage Segment Revenues	$370 - $380	$380 - $420

* Capital expenditures guidance for fiscal 2023 excludes capital related to acquisitions announced during the fiscal year.
** Fiscal 2023 commodity price assumptions are for the remaining three months of the fiscal year.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2022 GAAP earnings	$56,497	$26,599	$24,658	$4,622	$(4,218)	$108,158
Items impacting comparability:
Gain on sale of West Coast assets	(12,736)					(12,736)
Tax impact of gain on sale of West Coast assets	3,225					3,225
Loss from discontinuance of crude oil cash flow hedges	44,632					44,632
Tax impact of loss from discontinuance of crude oil cash flow hedges	(11,303)					(11,303)
Transaction and severance costs related to West Coast asset sale	9,693					9,693
Tax impact of transaction and severance costs related to West Coast asset sale	(2,455)					(2,455)
Unrealized (gain) loss on other investments					3,434	3,434
Tax impact of unrealized (gain) loss on other investments					(721)	(721)
Third quarter 2022 adjusted operating results	87,553	26,599	24,658	4,622	(1,505)	141,927
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	12,371					12,371
Higher (lower) crude oil production	(31,860)					(31,860)
Higher (lower) realized natural gas prices, after hedging	(44,649)					(44,649)
Midstream Revenues
Higher (lower) operating revenues		(2,491)	2,350			(141)
Downstream Margins***
Impact of new rates****				(2,015)		(2,015)
System modernization and improvement tracker revenues				866		866
Operating Expenses
Lower (higher) lease operating and transportation expenses	13,994					13,994
Lower (higher) operating expenses	6,138	(1,239)	(2,432)	(3,105)		(638)
Lower (higher) property, franchise and other taxes	3,807					3,807
Lower (higher) depreciation / depletion	(4,304)	(324)	(314)			(4,942)
Other Income (Expense)
(Higher) lower other deductions	533	1,292		3,188		5,013
(Higher) lower interest expense	759		435	(2,154)	2,199	1,239
Income Taxes
Lower (higher) income tax expense / effective tax rate	(370)	187	(631)	(884)	146	(1,552)
All other / rounding	395	(211)	69	(481)	185	(43)
Third quarter 2023 adjusted operating results	44,367	23,813	24,135	37	1,025	93,377
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(1,430)					(1,430)
Tax impact of unrealized gain (loss) on derivative asset	392					392
Unrealized gain (loss) on other investments					355	355
Tax impact of unrealized gain (loss) on other investments					(74)	(74)
Third quarter 2023 GAAP earnings	$43,329	$23,813	$24,135	$37	$1,306	$92,620

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2022 GAAP earnings per share	$0.61	$0.29	$0.27	$0.05	$(0.05)	$1.17
Items impacting comparability:
Gain on sale of West Coast assets, net of tax	(0.10)					(0.10)
Loss from discontinuance of crude oil cash flow hedges, net of tax	0.36					0.36
Transaction and severance costs related to West Coast asset sale, net of tax	0.08					0.08
Unrealized (gain) loss on other investments, net of tax					0.03	0.03
Third quarter 2022 adjusted operating results per share	0.95	0.29	0.27	0.05	(0.02)	1.54
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.13					0.13
Higher (lower) crude oil production	(0.35)					(0.35)
Higher (lower) realized natural gas prices, after hedging	(0.48)					(0.48)
Midstream Revenues
Higher (lower) operating revenues		(0.03)	0.03			—
Downstream Margins***
Impact of new rates****				(0.02)		(0.02)
System modernization and improvement tracker revenues				0.01		0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.15					0.15
Lower (higher) operating expenses	0.07	(0.01)	(0.03)	(0.03)		—
Lower (higher) property, franchise and other taxes	0.04					0.04
Lower (higher) depreciation / depletion	(0.05)	—	—			(0.05)
Other Income (Expense)
(Higher) lower other deductions	0.01	0.01		0.03		0.05
(Higher) lower interest expense	0.01		—	(0.02)	0.02	0.01
Income Taxes
Lower (higher) income tax expense / effective tax rate	—	—	(0.01)	(0.01)	—	(0.02)
All other / rounding	—	—	—	(0.01)	0.01	—
Third quarter 2023 adjusted operating results per share	0.48	0.26	0.26	—	0.01	1.01
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.01)					(0.01)
Unrealized gain (loss) on other investments, net of tax					—	—
Third quarter 2023 GAAP earnings per share	$0.47	$0.26	$0.26	$—	$0.01	$1.00

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Nine months ended June 30, 2022 GAAP earnings	$189,987	$77,236	$69,887	$79,800	$(9,031)	$407,879
Items impacting comparability:
Reduction of other post-retirement regulatory liability				(18,533)		(18,533)
Tax impact of reduction of other post-retirement regulatory liability				3,892		3,892
Gain on sale of West Coast assets	(12,736)					(12,736)
Tax impact of gain on sale of West Coast assets	3,225					3,225
Loss from discontinuance of crude oil cash flow hedges	44,632					44,632
Tax impact of loss from discontinuance of crude oil cash flow hedges	(11,303)					(11,303)
Transaction and severance costs related to West Coast asset sale	9,693					9,693
Tax impact of transaction and severance costs related to West Coast asset sale	(2,455)					(2,455)
Unrealized (gain) loss on other investments					10,093	10,093
Tax impact of unrealized (gain) loss on other investments					(2,120)	(2,120)
Nine months ended June 30, 2022 adjusted operating results	221,043	77,236	69,887	65,159	(1,058)	432,267
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	49,567					49,567
Higher (lower) crude oil production	(87,986)					(87,986)
Higher (lower) realized natural gas prices, after hedging	(10,815)					(10,815)
Higher (lower) other operating revenues	(2,161)					(2,161)
Midstream Revenues
Higher (lower) operating revenues		4,629	9,117			13,746
Downstream Margins***
Impact of new rates****				(11,126)		(11,126)
System modernization and improvement tracker revenues				3,462		3,462
Operating Expenses
Lower (higher) lease operating and transportation expenses	25,335					25,335
Lower (higher) operating expenses	12,644	(4,939)	(4,537)	(7,213)	(590)	(4,635)
Lower (higher) property, franchise and other taxes	4,697					4,697
Lower (higher) depreciation / depletion	(15,450)	(1,941)	(1,003)			(18,394)
Other Income (Expense)
(Higher) lower other deductions	2,837	2,810	519	12,840	(3,585)	15,421
(Higher) lower interest expense		(899)	653	(7,577)	5,837	(1,986)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(1,807)	(64)	(1,408)	(144)	(13)	(3,436)
All other / rounding	286	315	(21)	173	(122)	631
Nine months ended June 30, 2023 adjusted operating results	198,190	77,147	73,207	55,574	469	404,587
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(3,702)					(3,702)
Tax impact of unrealized gain (loss) on derivative asset	1,015					1,015
Unrealized gain (loss) on other investments					1,632	1,632
Tax impact of unrealized gain (loss) on other investments					(343)	(343)
Nine months ended June 30, 2023 GAAP earnings	$195,503	$77,147	$73,207	$55,574	$1,758	$403,189

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2022 GAAP earnings per share	$2.06	$0.84	$0.76	$0.87	$(0.10)	$4.43
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax				(0.16)		(0.16)
Gain on sale of West Coast assets, net of tax	(0.10)					(0.10)
Loss from discontinuance of crude oil cash flow hedges, net of tax	0.36					0.36
Transaction and severance costs related to West Coast asset sale, net of tax	0.08					0.08
Unrealized (gain) loss on other investments, net of tax					0.08	0.08
Nine months ended June 30, 2022 adjusted operating results per share	2.40	0.84	0.76	0.71	(0.02)	4.69
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.54					0.54
Higher (lower) crude oil production	(0.95)					(0.95)
Higher (lower) realized natural gas prices, after hedging	(0.12)					(0.12)
Higher (lower) other operating revenues	(0.02)					(0.02)
Midstream Revenues
Higher (lower) operating revenues		0.05	0.10			0.15
Downstream Margins***
Impact of new rates****				(0.12)		(0.12)
System modernization and improvement tracker revenues				0.04		0.04
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.27					0.27
Lower (higher) operating expenses	0.14	(0.05)	(0.05)	(0.08)	(0.01)	(0.05)
Lower (higher) property, franchise and other taxes	0.05					0.05
Lower (higher) depreciation / depletion	(0.17)	(0.02)	(0.01)			(0.20)
Other Income (Expense)
(Higher) lower other deductions	0.03	0.03	0.01	0.14	(0.04)	0.17
(Higher) lower interest expense		(0.01)	0.01	(0.08)	0.06	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.02)	—	(0.02)	—	—	(0.04)
All other / rounding	—	—	(0.01)	(0.01)	0.01	(0.01)
Nine months ended June 30, 2023 adjusted operating results per share	2.15	0.84	0.79	0.60	—	4.38
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.03)					(0.03)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Rounding					0.01	0.01
Nine months ended June 30, 2023 GAAP earnings per share	$2.12	$0.84	$0.79	$0.60	$0.02	$4.37

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2023	2022	2023	2022
Operating Revenues:
Utility Revenues	$144,538	$179,888	$862,914	$785,664
Exploration and Production and Other Revenues	216,581	252,638	738,107	758,594
Pipeline and Storage and Gathering Revenues	67,585	70,098	203,803	206,642
	428,704	502,624	1,804,824	1,750,900
Operating Expenses:
Purchased Gas	35,425	67,948	450,461	369,168
Operation and Maintenance:
Utility	50,080	46,403	156,885	146,523
Exploration and Production and Other	27,659	64,593	86,315	160,016
Pipeline and Storage and Gathering	38,607	33,988	109,347	97,434
Property, Franchise and Other Taxes	20,427	25,874	71,999	78,093
Depreciation, Depletion and Amortization	102,410	95,857	299,973	275,681
	274,608	334,663	1,174,980	1,126,915
Gain on Sale of Assets	—	12,736	—	12,736
Operating Income	154,096	180,697	629,844	636,721

Other Income (Expense):
Other Income (Deductions)	3,551	(5,649)	12,754	3,291
Interest Expense on Long-Term Debt	(26,311)	(30,091)	(83,499)	(90,300)
Other Interest Expense	(5,781)	(3,882)	(15,485)	(6,561)

Income Before Income Taxes	125,555	141,075	543,614	543,151

Income Tax Expense	32,935	32,917	140,425	135,272

Net Income Available for Common Stock	$92,620	$108,158	$403,189	$407,879

Earnings Per Common Share
Basic	$1.01	$1.18	$4.40	$4.46
Diluted	$1.00	$1.17	$4.37	$4.43

Weighted Average Common Shares:
Used in Basic Calculation	91,803,638	91,456,265	91,725,286	91,388,417
Used in Diluted Calculation	92,294,666	92,168,518	92,268,904	92,083,560

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2023	2022
ASSETS
Property, Plant and Equipment	$13,326,563	$12,551,909
Less - Accumulated Depreciation, Depletion and Amortization	6,245,650	5,985,432
Net Property, Plant and Equipment	7,080,913	6,566,477
Current Assets:
Cash and Temporary Cash Investments	53,415	46,048
Hedging Collateral Deposits	—	91,670
Receivables - Net	183,377	361,626
Unbilled Revenue	13,476	30,075
Gas Stored Underground	13,047	32,364
Materials and Supplies - at average cost	48,288	40,637
Unrecovered Purchased Gas Costs	24,098	99,342
Other Current Assets	71,586	59,369
Total Current Assets	407,287	761,131
Other Assets:
Recoverable Future Taxes	104,794	106,247
Unamortized Debt Expense	7,651	8,884
Other Regulatory Assets	63,398	67,101
Deferred Charges	77,886	77,472
Other Investments	74,777	95,025
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	234,425	196,597
Fair Value of Derivative Financial Instruments	46,280	9,175
Other	3,745	2,677
Total Other Assets	618,432	568,654
Total Assets	$8,106,632	$7,896,262
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,803,996 Shares and 91,478,064 Shares, Respectively	$91,804	$91,478
Paid in Capital	1,035,852	1,027,066
Earnings Reinvested in the Business	1,857,630	1,587,085
Accumulated Other Comprehensive Loss	(49,384)	(625,733)
Total Comprehensive Shareholders' Equity	2,935,902	2,079,896
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,383,685	2,083,409
Total Capitalization	5,319,587	4,163,305
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	138,500	60,000
Current Portion of Long-Term Debt	—	549,000
Accounts Payable	91,808	178,945
Amounts Payable to Customers	22,391	419
Dividends Payable	45,444	43,452
Interest Payable on Long-Term Debt	40,134	17,376
Customer Advances	—	26,108
Customer Security Deposits	34,024	24,283
Other Accruals and Current Liabilities	260,897	257,327
Fair Value of Derivative Financial Instruments	32,502	785,659
Total Current and Accrued Liabilities	665,700	1,942,569
Other Liabilities:
Deferred Income Taxes	1,030,526	698,229
Taxes Refundable to Customers	347,066	362,098
Cost of Removal Regulatory Liability	272,740	259,947
Other Regulatory Liabilities	190,907	188,803
Other Post-Retirement Liabilities	2,921	3,065
Asset Retirement Obligations	160,415	161,545
Other Liabilities	116,770	116,701
Total Other Liabilities	2,121,345	1,790,388
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,106,632	$7,896,262

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2023	2022

Operating Activities:
Net Income Available for Common Stock	$403,189	$407,879
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Assets	—	(12,736)
Depreciation, Depletion and Amortization	299,973	275,681
Deferred Income Taxes	101,096	121,150
Stock-Based Compensation	15,807	15,178
Reduction of Other Post-Retirement Regulatory Liability	—	(18,533)
Other	16,640	27,527
Change in:
Receivables and Unbilled Revenue	192,324	(194,832)
Gas Stored Underground and Materials, Supplies and Emission Allowances	11,757	24,141
Unrecovered Purchased Gas Costs	75,244	716
Other Current Assets	(12,230)	(1,699)
Accounts Payable	(52,340)	19,259
Amounts Payable to Customers	21,972	271
Customer Advances	(26,108)	(17,223)
Customer Security Deposits	9,741	5,908
Other Accruals and Current Liabilities	45,363	61,322
Other Assets	(39,367)	(44,184)
Other Liabilities	(7,949)	(15,809)
Net Cash Provided by Operating Activities	$1,055,112	$654,016

Investing Activities:
Capital Expenditures	$(727,738)	$(592,487)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	254,439
Acquisition of Upstream Assets	(124,758)	—
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	10,000	30,000
Other	13,397	13,528
Net Cash Used in Investing Activities	$(829,099)	$(294,520)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$250,000	$—
Repayment of Short-Term Note Payable to Bank	(250,000)	—
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	78,500	241,500
Reduction of Long-Term Debt	(549,000)	—
Dividends Paid on Common Stock	(130,653)	(124,701)
Net Proceeds From Issuance of Long-Term Debt	297,533	—
Net Repurchases of Common Stock	(6,696)	(9,387)
Net Cash Provided by (Used in) Financing Activities	$(310,316)	$107,412

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(84,303)	466,908
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	137,718	120,138
Cash, Cash Equivalents, and Restricted Cash at June 30	$53,415	$587,046

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2023	2022	Variance	2023	2022	Variance
Total Operating Revenues	$216,581	$252,638	$(36,057)	$738,107	$758,428	$(20,321)
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,877	26,844	(10,967)	48,910	63,396	(14,486)
Lease Operating and Transportation Expense	61,815	79,529	(17,714)	189,144	221,213	(32,069)
All Other Operation and Maintenance Expense	2,358	8,854	(6,496)	6,970	18,183	(11,213)
Property, Franchise and Other Taxes	2,295	7,114	(4,819)	13,943	19,888	(5,945)
Depreciation, Depletion and Amortization	60,584	55,136	5,448	174,747	155,190	19,557
	142,929	177,477	(34,548)	433,714	477,870	(44,156)
Gain on Sale of Assets	—	12,736	(12,736)	—	12,736	(12,736)
Operating Income	73,652	87,897	(14,245)	304,393	293,294	11,099

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	347	(186)	533	1,042	(558)	1,600
Interest and Other Income (Deductions)	(806)	482	(1,288)	(1,098)	613	(1,711)
Interest Expense	(13,628)	(14,589)	961	(39,049)	(38,927)	(122)
Income Before Income Taxes	59,565	73,604	(14,039)	265,288	254,422	10,866
Income Tax Expense	16,236	17,107	(871)	69,785	64,435	5,350
Net Income	$43,329	$56,497	$(13,168)	$195,503	$189,987	$5,516
Net Income Per Share (Diluted)	$0.47	$0.61	$(0.14)	$2.12	$2.06	$0.06

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$62,956	$67,236	$(4,280)	$194,800	$196,579	$(1,779)
Intersegment Revenues	29,439	28,312	1,127	90,354	82,716	7,638
Total Operating Revenues	92,395	95,548	(3,153)	285,154	279,295	5,859
Operating Expenses:
Purchased Gas	223	(139)	362	1,111	1,298	(187)
Operation and Maintenance	26,207	24,639	1,568	77,501	71,249	6,252
Property, Franchise and Other Taxes	8,329	8,483	(154)	25,452	25,664	(212)
Depreciation, Depletion and Amortization	17,732	17,322	410	52,874	50,417	2,457
	52,491	50,305	2,186	156,938	148,628	8,310

Operating Income	39,904	45,243	(5,339)	128,216	130,667	(2,451)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,330	767	563	3,990	2,302	1,688
Interest and Other Income	1,831	735	1,096	4,653	2,330	2,323
Interest Expense	(10,873)	(10,813)	(60)	(32,702)	(31,564)	(1,138)
Income Before Income Taxes	32,192	35,932	(3,740)	104,157	103,735	422
Income Tax Expense	8,379	9,333	(954)	27,010	26,499	511
Net Income	$23,813	$26,599	$(2,786)	$77,147	$77,236	$(89)
Net Income Per Share (Diluted)	$0.26	$0.29	$(0.03)	$0.84	$0.84	$—

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$4,629	$2,862	$1,767	$9,003	$10,063	$(1,060)
Intersegment Revenues	54,277	53,069	1,208	163,297	150,696	12,601
Total Operating Revenues	58,906	55,931	2,975	172,300	160,759	11,541
Operating Expenses:
Operation and Maintenance	12,849	9,770	3,079	33,252	27,509	5,743
Property, Franchise and Other Taxes	25	10	15	39	12	27
Depreciation, Depletion and Amortization	8,987	8,589	398	26,613	25,343	1,270
	21,861	18,369	3,492	59,904	52,864	7,040

Operating Income	37,045	37,562	(517)	112,396	107,895	4,501

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	37	(56)	93	112	(168)	280
Interest and Other Income	63	53	10	458	81	377
Interest Expense	(3,613)	(4,164)	551	(11,556)	(12,383)	827
Income Before Income Taxes	33,532	33,395	137	101,410	95,425	5,985
Income Tax Expense	9,397	8,737	660	28,203	25,538	2,665
Net Income	$24,135	$24,658	$(523)	$73,207	$69,887	$3,320
Net Income Per Share (Diluted)	$0.26	$0.27	$(0.01)	$0.79	$0.76	$0.03

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$144,538	$179,888	$(35,350)	$862,914	$785,664	$77,250
Intersegment Revenues	79	60	19	500	245	255
Total Operating Revenues	144,617	179,948	(35,331)	863,414	785,909	77,505
Operating Expenses:
Purchased Gas	63,151	95,587	(32,436)	533,452	448,268	85,184
Operation and Maintenance	50,915	47,176	3,739	159,483	148,885	10,598
Property, Franchise and Other Taxes	9,639	10,143	(504)	32,169	32,156	13
Depreciation, Depletion and Amortization	14,997	14,765	232	45,425	44,592	833
	138,702	167,671	(28,969)	770,529	673,901	96,628

Operating Income	5,915	12,277	(6,362)	92,885	112,008	(19,123)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	8	(2,678)	2,686	(5)	6,018	(6,023)
Interest and Other Income	1,694	349	1,345	4,903	1,162	3,741
Interest Expense	(8,441)	(6,087)	(2,354)	(26,193)	(17,115)	(9,078)
Income (Loss) Before Income Taxes	(824)	3,861	(4,685)	71,590	102,073	(30,483)
Income Tax Expense (Benefit)	(861)	(761)	(100)	16,016	22,273	(6,257)
Net Income	$37	$4,622	$(4,585)	$55,574	$79,800	$(24,226)
Net Income Per Share (Diluted)	$—	$0.05	$(0.05)	$0.60	$0.87	$(0.27)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	—	—	—	—	6	(6)
Total Operating Revenues	—	—	—	—	6	(6)
Operating Expenses:
Purchased Gas	—	—	—	—	6	(6)
Operation and Maintenance	—	—	—	21	5	16
	—	—	—	21	11	10

Operating Loss	—	—	—	(21)	(5)	(16)
Other Income (Expense):
Interest and Other Income (Deductions)	(65)	—	(65)	(451)	2	(453)
Interest Expense	(41)	—	(41)	(89)	—	(89)
Loss before Income Taxes	(106)	—	(106)	(561)	(3)	(558)
Income Tax Expense (Benefit)	(25)	—	(25)	(131)	4	(135)
Net Loss	$(81)	$—	$(81)	$(430)	$(7)	$(423)
Net Loss Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$—	$—	$—	$—	$166	$(166)
Intersegment Revenues	1,152	1,082	70	3,455	3,247	208
Total Operating Revenues	1,152	1,082	70	3,455	3,413	42
Operating Expenses:
Operation and Maintenance	3,323	3,195	128	10,770	10,039	731
Property, Franchise and Other Taxes	139	124	15	396	373	23
Depreciation, Depletion and Amortization	110	45	65	314	139	175
	3,572	3,364	208	11,480	10,551	929

Operating Loss	(2,420)	(2,282)	(138)	(8,025)	(7,138)	(887)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(354)	(1,017)	663	(1,063)	(3,052)	1,989
Interest and Other Income	36,312	31,019	5,293	111,598	92,937	18,661
Interest Expense on Long-Term Debt	(26,311)	(30,091)	3,780	(83,499)	(90,300)	6,801
Other Interest Expense	(6,031)	(3,346)	(2,685)	(17,281)	(4,948)	(12,333)
Income (Loss) before Income Taxes	1,196	(5,717)	6,913	1,730	(12,501)	14,231
Income Tax Benefit	(191)	(1,499)	1,308	(458)	(3,477)	3,019
Net Income (Loss)	$1,387	$(4,218)	$5,605	$2,188	$(9,024)	$11,212
Net Income (Loss) Per Share (Diluted)	$0.01	$(0.05)	$0.06	$0.02	$(0.10)	$0.12

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2023	2022	Variance	2023	2022	Variance
Intersegment Revenues	$(84,947)	$(82,523)	$(2,424)	$(257,606)	$(236,910)	$(20,696)
Operating Expenses:
Purchased Gas	(27,949)	(27,500)	(449)	(84,102)	(80,404)	(3,698)
Operation and Maintenance	(56,998)	(55,023)	(1,975)	(173,504)	(156,506)	(16,998)
	(84,947)	(82,523)	(2,424)	(257,606)	(236,910)	(20,696)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(36,846)	(35,117)	(1,729)	(111,385)	(98,376)	(13,009)
Interest Expense	36,846	35,117	1,729	111,385	98,376	13,009
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2023		2022		(Decrease)	2023		2022		(Decrease)

Capital Expenditures:
Exploration and Production(1)	$269,171	(2)	$131,776	(4)	$137,395	$592,787	(2)(3)	$405,736	(4)(5)	$187,051
Pipeline and Storage	33,503	(2)	19,778	(4)	13,725	66,767	(2)(3)	58,243	(4)(5)	8,524
Gathering	21,297	(2)	8,614	(4)	12,683	55,379	(2)(3)	28,588	(4)(5)	26,791
Utility	39,446	(2)	27,664	(4)	11,782	88,676	(2)(3)	70,972	(4)(5)	17,704
Total Reportable Segments	363,417		187,832		175,585	803,609		563,539		240,070
All Other	—		—		—	—		—		—
Corporate	45		166		(121)	449		663		(214)
Total Capital Expenditures	$363,462		$187,998		$175,464	$804,058		$564,202		$239,856

(1)The quarter and nine months ended June 30, 2023 includes $124.8 million related to the acquisition of upstream assets acquired from SWN. The acquisition cost is reported as a component of Acquisition of Upstream Assets on the Consolidated Statement of Cash Flows.

(2)Capital expenditures for the quarter and nine months ended June 30, 2023, include accounts payable and accrued liabilities related to capital expenditures of $52.8 million, $7.7 million, $2.8 million, and $8.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2023, since they represent non-cash investing activities at that date.

(3)Capital expenditures for the nine months ended June 30, 2023, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the nine months ended June 30, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2023.

(4)Capital expenditures for the quarter and nine months ended June 30, 2022, include accounts payable and accrued liabilities related to capital expenditures of $62.0 million, $5.2 million, $2.5 million, and $4.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2022, since they represent non-cash investing activities at that date.

(5)Capital expenditures for the nine months ended June 30, 2022, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the nine months ended June 30, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2022.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended June 30,	Normal	2023	2022	Normal (1)	Last Year (1)
Buffalo, NY	912	788	797	(13.6)	(1.1)
Erie, PA	871	802	741	(7.9)	8.2

Nine Months Ended June 30,
Buffalo, NY	6,455	5,656	5,662	(12.4)	(0.1)
Erie, PA	6,023	5,434	5,274	(9.8)	3.0

(1)Percents compare actual 2023 degree days to normal degree days and actual 2023 degree days to actual 2022 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	94,747	88,888	5,859	278,562	253,842	24,720
West Coast	—	405	(405)	—	1,210	(1,210)
Total Production	94,747	89,293	5,454	278,562	255,052	23,510

Average Prices (Per Mcf)
Appalachia	$1.66	$5.50	$(3.84)	$3.05	$4.64	$(1.59)
West Coast	N/M	10.29	N/M	N/M	10.04	N/M
Weighted Average	1.66	5.52	(3.86)	3.05	4.67	(1.62)
Weighted Average after Hedging	2.27	2.87	(0.60)	2.62	2.67	(0.05)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	7	7	—	22	8	14
West Coast	—	519	(519)	—	1,589	(1,589)
Total Production	7	526	(519)	22	1,597	(1,575)

Average Prices (Per Barrel)
Appalachia	$69.66	$108.47	$(38.81)	$75.50	$104.83	$(29.33)
West Coast	N/M	110.79	N/M	N/M	94.06	N/M
Weighted Average	69.66	110.76	(41.10)	75.50	94.11	(18.61)
Weighted Average after Hedging (1)	69.66	77.65	(7.99)	75.50	70.71	4.79

Total Production (MMcfe)	94,789	92,449	2,340	278,694	264,634	14,060

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (2)	$0.17	$0.19	$(0.02)	$0.18	$0.20	$(0.02)
Lease Operating and Transportation Expense per Mcfe (2)(3)	$0.65	$0.86	$(0.21)	$0.68	$0.84	$(0.16)
Depreciation, Depletion & Amortization per Mcfe (2)	$0.64	$0.60	$0.04	$0.63	$0.59	$0.04

N/M Not Meaningful (as a result of the sale of Seneca's West Coast assets in June 2022)

(1)Weighted average oil price after hedging for the three and nine months ended June 30, 2022 excludes a loss on discontinuance of crude oil cash flow hedges of $44.6 million.
(2)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. General and Administrative Expense per Mcfe for the three and nine months ended June 30, 2022 excludes transaction and severance costs related to the California asset sale.
(3)Amounts include transportation expense of $0.55 and $0.57 per Mcfe for the three months ended June 30, 2023 and June 30, 2022, respectively. Amounts include transportation expense of $0.57 and $0.56 per Mcfe for the nine months ended June 30, 2023 and June 30, 2022, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Three Months of Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	32,820,000	MMBTU	$2.88 / MMBTU
No Cost Collars	23,940,000	MMBTU	$3.43 / MMBTU (Floor) / $4.13 / MMBTU (Ceiling)
Fixed Price Physical Sales	23,006,166	MMBTU	$2.20 / MMBTU
Total	79,766,166	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	134,930,000	MMBTU	$3.34 / MMBTU
No Cost Collars	65,280,000	MMBTU	$3.33 / MMBTU (Floor) / $4.17 / MMBTU (Ceiling)
Fixed Price Physical Sales	75,554,510	MMBTU	$2.44 / MMBTU
Total	275,764,510	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	80,560,000	MMBTU	$3.49 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	73,371,069	MMBTU	$2.49 / MMBTU
Total	197,891,069	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	29,020,000	MMBTU	$3.98 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	65,847,497	MMBTU	$2.39 / MMBTU
Total	137,587,497	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Gas Swaps
NYMEX	12,750,000	MMBTU	$4.27 / MMBTU
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	45,656,079	MMBTU	$2.39 / MMBTU
Total	61,966,079	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,000,000	MMBTU	$4.29 / MMBTU
Fixed Price Physical Sales	12,081,308	MMBTU	$2.48 / MMBTU
Total	13,081,308	MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	782,637	MMBTU	$2.54 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Firm Transportation - Affiliated	22,295	19,558	2,737	108,911	94,213	14,698
Firm Transportation - Non-Affiliated	159,145	156,310	2,835	528,234	507,278	20,956
Interruptible Transportation	97	206	(109)	2,024	1,726	298
	181,537	176,074	5,463	639,169	603,217	35,952

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Gathered Volume	118,707	109,797	8,910	336,078	314,625	21,453

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Retail Sales:
Residential Sales	9,600	10,344	(744)	57,636	59,865	(2,229)
Commercial Sales	1,434	1,511	(77)	8,812	8,977	(165)
Industrial Sales	87	74	13	506	466	40
	11,121	11,929	(808)	66,954	69,308	(2,354)
Transportation	12,468	12,936	(468)	53,567	56,274	(2,707)
	23,589	24,865	(1,276)	120,521	125,582	(5,061)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and nine months ended June 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2023	2022	2023	2022
Reported GAAP Earnings	$92,620	$108,158	$403,189	$407,879
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets (E&P)	—	(12,736)	—	(12,736)
Tax impact of gain on sale of West Coast assets	—	3,225	—	3,225
Loss from discontinuance of crude oil cash flow hedges (E&P)	—	44,632	—	44,632
Tax impact of loss from discontinuance of crude oil cash flow hedges	—	(11,303)	—	(11,303)
Transaction and severance costs (E&P)	—	9,693	—	9,693
Tax impact of transaction and severance costs	—	(2,455)	—	(2,455)
Total items impacting comparability related to West Coast asset sale	—	31,056	—	31,056

Unrealized (gain) loss on derivative asset (E&P)	1,430	—	3,702	—
Tax impact of unrealized (gain) loss on derivative asset	(392)	—	(1,015)	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(355)	3,434	(1,632)	10,093
Tax impact of unrealized (gain) loss on other investments	74	(721)	343	(2,120)
Reduction of other post-retirement regulatory liability (Utility)	—	—	—	(18,533)
Tax impact of reduction of other post-retirement regulatory liability	—	—	—	3,892
Adjusted Operating Results	$93,377	$141,927	$404,587	$432,267

Reported GAAP Earnings Per Share	$1.00	$1.17	$4.37	$4.43
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets, net of tax (E&P)	—	(0.10)	—	(0.10)
Loss from discontinuance of crude oil cash flow hedges, net of tax (E&P)	—	0.36	—	0.36
Transaction and severance costs, net of tax (E&P)	—	0.08	—	0.08
Total items impacting comparability related to West Coast asset sale	—	0.34	—	0.34

Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.01	—	0.03	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	0.03	(0.01)	0.08
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	—	(0.16)
Rounding	—	—	(0.01)	—
Adjusted Operating Results Per Share	$1.01	$1.54	$4.38	$4.69

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (Continued)

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2023	2022	2023	2022
Reported GAAP Earnings	$92,620	$108,158	$403,189	$407,879
Depreciation, Depletion and Amortization	102,410	95,857	299,973	275,681
Other (Income) Deductions	(3,551)	5,649	(12,754)	(3,291)
Interest Expense	32,092	33,973	98,984	96,861
Income Taxes	32,935	32,917	140,425	135,272
Gain on Sale of Assets	—	(12,736)	—	(12,736)
Loss from discontinuance of crude oil cash flow hedges (E&P)	—	44,632	—	44,632
Transaction and severance costs related to West Coast asset sale (E&P)	—	9,693	—	9,693
Adjusted EBITDA	$256,506	$318,143	$929,817	$953,991

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$57,636	$62,565	$181,090	$181,084
Gathering Adjusted EBITDA	46,032	46,151	139,009	133,238
Total Midstream Businesses Adjusted EBITDA	103,668	108,716	320,099	314,322
Exploration and Production Adjusted EBITDA	134,236	184,622	479,140	490,073
Utility Adjusted EBITDA	20,912	27,042	138,310	156,600
Corporate and All Other Adjusted EBITDA	(2,310)	(2,237)	(7,732)	(7,004)
Total Adjusted EBITDA	$256,506	$318,143	$929,817	$953,991

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2023	2022	2023	2022
Exploration and Production Segment
Reported GAAP Earnings	$43,329	$56,497	$195,503	$189,987
Depreciation, Depletion and Amortization	60,584	55,136	174,747	155,190
Other (Income) Deductions	459	(296)	56	(55)
Interest Expense	13,628	14,589	39,049	38,927
Income Taxes	16,236	17,107	69,785	64,435
Gain on Sale of West Coast Assets	—	(12,736)	—	(12,736)
Loss from Discontinuance of Crude Oil Cash Flow Hedges	—	44,632	—	44,632
Transaction and Severance Costs related to West Coast Asset Sale	—	9,693	—	9,693
Adjusted EBITDA	$134,236	$184,622	$479,140	$490,073

Pipeline and Storage Segment
Reported GAAP Earnings	$23,813	$26,599	$77,147	$77,236
Depreciation, Depletion and Amortization	17,732	17,322	52,874	50,417
Other (Income) Deductions	(3,161)	(1,502)	(8,643)	(4,632)
Interest Expense	10,873	10,813	32,702	31,564
Income Taxes	8,379	9,333	27,010	26,499
Adjusted EBITDA	$57,636	$62,565	$181,090	$181,084

Gathering Segment
Reported GAAP Earnings	$24,135	$24,658	$73,207	$69,887
Depreciation, Depletion and Amortization	8,987	8,589	26,613	25,343
Other (Income) Deductions	(100)	3	(570)	87
Interest Expense	3,613	4,164	11,556	12,383
Income Taxes	9,397	8,737	28,203	25,538
Adjusted EBITDA	$46,032	$46,151	$139,009	$133,238

Utility Segment
Reported GAAP Earnings	$37	$4,622	$55,574	$79,800
Depreciation, Depletion and Amortization	14,997	14,765	45,425	44,592
Other (Income) Deductions	(1,702)	2,329	(4,898)	(7,180)
Interest Expense	8,441	6,087	26,193	17,115
Income Taxes	(861)	(761)	16,016	22,273
Adjusted EBITDA	$20,912	$27,042	$138,310	$156,600

Corporate and All Other
Reported GAAP Earnings	$1,306	$(4,218)	$1,758	$(9,031)
Depreciation, Depletion and Amortization	110	45	314	139
Other (Income) Deductions	953	5,115	1,301	8,489
Interest Expense	(4,463)	(1,680)	(10,516)	(3,128)
Income Taxes	(216)	(1,499)	(589)	(3,473)
Adjusted EBITDA	$(2,310)	$(2,237)	$(7,732)	$(7,004)

Management defines free cash flow as net cash provided by operating activities less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to reliably predict the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.